Citizens Community Bancorp, Inc. Reports Earnings of $0.31 Per Share in 2Q23;
Tangible Book Value Increases, Specific Reserve Declines

EAU CLAIRE, WI, July 24, 2023 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.2 million and earnings per diluted share of $0.31 for the quarter ended June 30, 2023, compared to $3.7 million and $0.35 per diluted share for the quarter ended March 31, 2023, and $4.4 million and $0.41 per diluted share for the quarter ended June 30, 2022, respectively. For the first six months of 2023, earnings were $6.9 million, or $0.66 per diluted share, compared to earnings of $9.1 million, or $0.86 per diluted share for the first six months of 2022.

The Company’s second quarter 2023 operating results reflected the following changes from the first quarter of 2023: (1) lower net interest income due to the impact of higher deposit liability costs, partially offset by higher asset yields due to loan and security repricing and the addition of new loans; (2) increased provision for credit losses primarily due to the forecasted worsening economic scenario, partially offset by reductions in specific reserves; (3) $0.6 million higher non-interest income, primarily due to higher gains on sale of loans; (4) $0.3 million lower non-interest expense; and (5) a decline in specific reserves due to the repayment in full of 2 loans with specific reserves totaling $0.5 million and collateral improvement, which reduced specific reserves by an additional $0.4 million.

“We continue efforts to improve franchise value not withstanding a challenging economic climate and yield curve inversion. During the second quarter, we expanded our tangible book value per share and tangible common equity to assets ratio. Operationally, we continue to control expenses to lessen the impact of net interest margin compression and its impact on our efficiency ratio,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer. “Asset quality measures in aggregate remained healthy, specific reserves declined during the quarter and the allowance for credit losses stood at 1.63% of total loans.”

Book value per share was $15.81 at June 30, 2023, compared to $15.70 at March 31, 2023, and $15.64 at June 30, 2022. Tangible book value per share (non-GAAP)1 was $12.61 at June 30, 2023, compared to $12.48 at March 31, 2023, and $12.36 at June 30, 2022. For the quarter, tangible book value was positively influenced by net income and intangible amortization, partially offset by higher accumulated other comprehensive loss on investment securities.

June 30, 2023 Highlights: (as of or for the 3-month period ended June 30, 2023 compared to March 31, 2023 and June 30, 2022.)

•Quarterly earnings of $3.2 million, or $0.31 per diluted share for the quarter ended June 30, 2023, decreased from the quarter ended March 31, 2023, earnings of $3.7 million or $0.35 per diluted share, and decreased from the quarter ended June 30, 2022, earnings of $4.4 million or $0.41 per diluted share. During the quarters reported, net income as adjusted is not reported as nothing occurred for which adjustments to earnings would better reflect performance.

•Earnings for the six months ended June 30, 2023, were $6.9 million, or $0.66 per diluted share, which is a decrease from $9.1 million, or $0.86 per diluted share, for the same period in the prior year.

•Net interest income decreased $1.1 million to $11.7 million for the quarter ended June 30, 2023, from $12.8 million the previous quarter and decreased $2.6 million from the second quarter of 2022. The decrease in net interest income and net interest margin from first quarter 2023 is due to the change in the deposit mix to higher yielding CD’s, an increase in indexed municipal deposits rates and other customer rate increases more than offsetting the 20 basis point increase in asset yields.

•The net interest margin without loan purchase accretion and SBA PPP net loan fee accretion was 2.69% for the quarter ended June 30, 2023, compared to 2.99% for the previous quarter and 3.29% for the comparable quarter one year earlier.

•The second quarter provision for credit losses was $0.45 million due to the impact of forecasted future worsening economic conditions and modest loan growth partially offset by reductions in specific reserves of $0.9 million, compared to $0.05 million for the preceding quarter. A provision of $0.40 million was recorded during the second quarter a year ago due to loan growth.

•The efficiency ratio was flat at 66% for the quarter ended June 30, 2023, compared to the quarter ended March 31, 2023, as higher non-interest income and lower non-interest expense offset the impact of lower net interest income.

•Gross loans increased by $4.0 million during the second quarter of 2023. As a result of the current interest rate environment, residential 10/1 ARM loan originations were added to the portfolio which resulted in residential mortgage loan growth of $9.3 million. New construction funding was more than offset by a $20 million loan payoff as the construction period ended and other construction loans converted to permanent financing.

•Nonperforming assets were $17.4 million at June 30, 2023, compared to $11.7 million at March 31, 2023.

•Substandard loans increased by $3.8 million to $19.2 million at June 30, 2023, compared to $15.4 million at March 31, 2023. This increase was due to the movement from special mention of a $5.4 million hotel loan which, while current on its payments, has not fully recovered from the negative impact of the pandemic resulting in lower business travel, partially offset by nonaccrual substandard loan payoffs.

•Special mention loans increased $4.6 million. Special mention loans reflect the addition of a $9.6 million relationship offset by movement of the $5.4 million hotel from special mention to substandard. The $9.6 million relationship is a commercial business, secured by real estate, where the underlying business performance is weaker than forecasted, but the collateral position is strong.

•Specific reserves declined $0.95 million as agricultural real estate and commercial and industrial loans with specific reserves repaid in full. No new specific reserves were necessary on any new individually evaluated or substandard loans.

•Our office loan portfolio is $45.1 million and consists of 73 loans. There are no criticized loans in this portfolio and there have been no charge-offs in the trailing twelve months.

•Stockholders’ equity as a percent of total assets was 9.05% at June 30, 2023, compared to 8.84% at March 31, 2023. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 7.35% at June 30, 2023, compared to 7.16% at March 31, 2023. The increase in TCE was primarily due to the modest shrinkage in assets largely due to decreases in cash and securities which we used to reduce FHLB advances. The positive impact of net income and amortization of intangibles was largely offset by an increase in the unrealized losses in the available for sale investment portfolio.

•From March 31, 2023, consumer, commercial and government deposits have been stable with some movement between non-maturity deposit accounts and CD’s. There are no material customer or industry concentrations.

•At June 30, 2023, our deposit portfolio composition was 54% consumer, 27% commercial, 12% public and 7% brokered deposits compared to 55% consumer, 27% commercial, 14% public and 4% brokered deposits at March 31, 2023.

•Uninsured and uncollateralized deposits were $268.1 million, or 18% of total deposits, at June 30, 2023, and $252.7 million, or 18% of total deposits, at March 31, 2023. Uninsured deposits alone at June 30, 2023, were $413.0 million, or 28% of total deposits, and $413.5 million, or 29% of total deposits at March 31, 2023, with the difference being fully secured government deposits.

•On-balance sheet liquidity, collateralized new borrowing capacity and uncommitted federal funds borrowing availability was 228% of uninsured and uncollateralized deposits at June 30, 2023, and 205% at March 31, 2023.

•On-balance sheet liquidity, collateralized new borrowing capacity and uncommitted federal funds borrowing availability was $611.1 million at June 30, 2023, and $517.4 million at March 31, 2023.

Balance Sheet and Asset Quality

Total assets decreased modestly by $30.9 million during the quarter to $1.83 billion at June 30, 2023, compared to $1.86 billion at March 31, 2023.

Cash and cash equivalents decreased $22.1 million during the quarter to $43.0 million at June 30, 2023, largely due to a decrease in interest-bearing deposits of $32.5 million used to reduce FHLB advances.

Securities available for sale decreased $12.3 million during the quarter ended June 30, 2023, to $161.1 million from $173.4 million at March 31, 2023. This decrease was primarily due to the sale of $5 million of floating-rate SBA backed pass-through securities, principal repayments, and a decrease in the market value of the portfolio.

Securities held to maturity decreased $1.5 million to $93.8 million during the quarter ended June 30, 2023, from $95.3 million at March 31, 2023, due to principal repayments.

Total loans receivable increased to $1.425 billion at June 30, 2023, from $1.421 billion at March 31, 2023. As a result of current market conditions, residential 10/1 ARM loan originations were added to the portfolio which resulted in residential mortgage loan growth of $9.3 million. Pricing has been changed such that mortgage originations sold will increase, although at a lower gain on sale. Draws on construction loans were $24.6 million during the second quarter, which were more than offset by the payoff of a $20 million loan ending it’s construction cycle and other construction loans converted to permanent financing.

The allowance for credit losses on loans increased by $0.49 million to $23.2 million at June 30, 2023, representing 1.63% of total loans receivable compared to 1.60% of total loans receivable at March 31, 2023. For the quarter ended June 30, 2023, the Bank had net recoveries of $49 thousand.

Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Loans, end of period	$1,424,988	$1,420,955	$1,411,784	$1,346,855
Allowance for credit losses - Loans	$23,164	$22,679
Allowance for loan losses “ALL”			$17,939	$16,825
ACL - Loans as a percentage of loans, end of period	1.63%	1.60%
ALL as a percentage of loans, end of period			1.27%	1.25%

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $1.544 million at June 30, 2023 and $1.530 million at March 31, 2023, classified in other liabilities on the consolidated balance sheets.

	June 30, 2023 and Three Months Ended	June 30, 2022 and Three Months Ended	June 30, 2023 and Six Months Ended	June 30, 2022 and Six Months Ended
ACL - Unfunded commitments - beginning of period	$1,530	$—	$—	$—
Cumulative effect of ASU 2016-13 adoption	—	—	1,537	—
Additions (reductions) to ACL - Unfunded commitments via provision for credit losses charged to operations	14	—	7	—
ACL - Unfunded commitments - end of period	$1,544	$—	$1,544	$—

Nonperforming assets increased $5.6 million to $17.4 million or 0.95% of total assets at June 30, 2023, compared to $11.7 million or 0.63% at March 31, 2023.

	(in thousands)
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Special mention loan balances	$11,194	$6,636	$12,170	$20,178	$17,274
Substandard loan balances	19,203	15,439	17,319	20,227	20,680
Criticized loans, end of period	$30,397	$22,075	$29,489	$40,405	$37,954

Special mention loans increased $4.6 million, largely due to the addition of a $9.6 million relationship, offset by the $5.4 million hotel previously in special mention moving to substandard. The $9.6 million relationship is a commercial business, secured by real estate, where the underlying business performance is weaker than forecasted, but the collateral position is strong.

Substandard loans increased by $3.8 million to $19.2 million at June 30, 2023, compared to $15.4 million at March 31, 2023. This increase was due to the movement from special mention of a $5.4 million hotel loan which, while current on its payments, has not fully recovered from the negative impact of the pandemic resulting in lower business travel.

Total deposits increased $27.9 million during the quarter ended June 30, 2023, to $1.46 billion with most of the growth in brokered, commercial and consumer deposits. Public deposits declined $18.8 million during the quarter ended June 30, 2023, from the previous quarter. Deposit composition changed during the second quarter, as both business and retail depositors sought higher yields on deposit accounts. Modest brokered deposit growth of $33.4 million supplemented deposit growth.

Deposit Portfolio Composition
(in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022
Consumer deposits	$790,404	$786,614	$805,598
Commercial deposits	401,079	391,534	405,733
Public deposits	175,869	194,683	173,548
Brokered deposits	97,330	63,962	39,841
Total deposits	$1,464,682	$1,436,793	$1,424,720
Deposit Composition
(in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Non-interest bearing demand deposits	$261,876	$247,735	$284,722	$276,815
Interest bearing demand deposits	358,226	390,730	371,210	401,857
Savings accounts	206,380	214,537	220,019	239,322
Money market accounts	288,934	309,005	323,435	328,718
Certificate accounts	349,266	274,786	225,334	153,498
Total deposits	$1,464,682	$1,436,793	$1,424,720	$1,400,210

Federal Home Loan Bank advances decreased $60 million to $122.5 million at June 30, 2023, from $182.5 million one quarter earlier, as deposit growth over loan growth, along with reductions in cash and securities funded payments on advances.

The Company repurchased 14 thousand shares of the Company’s common stock in the second quarter of 2023. As of June 30, 2023, approximately 229 thousand shares remain available for repurchase under the current share repurchase authorization.

Review of Operations

Net interest income was $11.7 million for the second quarter ended June 30, 2023, compared to $12.8 million for the quarter ended March 31, 2023, and decreased from $14.3 million for the quarter ended June 30, 2022. “The decrease in net interest income in the second quarter was due to funding costs exceeding increases in asset yields. Our one-year interest rate risk profile remains nearly neutral with repricing borrowings and deposits modestly exceeding repricing assets. We could see modest compression in the net interest margin during the third quarter of 2023, as our ending spread at June 30, 2023 was approximately 15 basis points below the second quarter average due to increasing deposit costs,” said Jim Broucek, Executive Vice President and Chief Financial Officer.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$11,686	2.72%	$12,795	3.02%	$14,478	3.40%	$14,457	3.43%	$14,267	3.46%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	—	—%	—	—%	(109)	(0.02)%	(34)	(0.01)%	(70)	(0.02)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	—	—%	—	—%	(32)	(0.01)%	(117)	(0.06)%	(308)	(0.08)%
Less accretion for PCD loans	(39)	(0.01)%	(37)	(0.01)%	—	—%	—	—%	—	—%
Less scheduled accretion interest	(85)	(0.02)%	(84)	(0.02)%	(169)	(0.04)%	(247)	(0.03)%	(255)	(0.06)%
Without loan purchase accretion	$11,562	2.69%	$12,674	2.99%	$14,168	3.33%	$14,059	3.33%	$13,634	3.30%
Less SBA PPP net loan fee accretion	—	—%	—	—%	—	—%	—	—%	(39)	(0.01)%
Without SBA PPP net loan fee accretion and loan purchase accretion	$11,562	2.69%	$12,674	2.99%	$14,168	3.33%	$14,059	3.33%	$13,595	3.29%

The provision for credit losses for the quarter ended June 30, 2023, was $0.45 million reflecting the impact of forecasted future worsening economic conditions and modest loan growth, which was modestly offset by $0.95 million in specific reserve decreases. Loan loss provisions for the quarters ended March 31, 2023, and June 30, 2022, were $0.05 million and $0.4 million, respectively.

Non-interest income increased to $2.9 million in the quarter ended June 30, 2023, compared to $2.3 million in the quarter ended March 31, 2023, and $2.4 million in the quarter ended June 30, 2022. The increase in the second quarter of 2023, compared to the first quarter, was largely due to higher gains on sale of loans, primarily SBA loans. Relative to the comparable quarter one year earlier, non-interest income was higher primarily due to higher gains on sale of loans, which were partially offset by lower loan servicing income.

Total non-interest expense decreased $275 thousand in the second quarter of 2023 to $9.8 million, compared to $10.1 million for the quarter ended March 31, 2023, and $10.5 million for the quarter ended June 30, 2022. The decrease from the first quarter of 2023 was due to seasonal factors resulting in lower occupancy costs due to better weather conditions and lower professional costs. In comparison to the second quarter of 2022, non-interest expense decreased $0.6 million largely due to (1) lower incentive compensation resulting in $0.2 million lower compensation expense, (2) reduction in amortization of intangible assets of $0.2 million and (3) new market tax credit depletion being reclassified to tax expense.

Provision for income taxes decreased to $1.1 million in the second quarter of 2023 from $1.3 million in the first quarter of 2023 due primarily to lower pre-tax income. However, income tax provisions compared to 2022 were impacted by the adoption of new accounting practices related to tax credit investments. Effective January 1, 2023, the Company early adopted ASU 2023-02. This guidance results in new market tax credit depletion being reclassified from non-interest expense to tax expense and changes the amortization method to be proportional to the tax credit realized. As a result, retained earnings increased $130 thousand, effective January 1, 2023, non-interest expense decreased by $162 thousand from the prior year second quarter results, and the effective tax rate increased to 25.5% reflecting the proportional amortization of the new market tax credit in tax expense. The effective tax rate was 25.5% for the quarters ended June 30, 2023 and March 31, 2023.

These financial results are preliminary until the Form 10-Q is filed in August 2023.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 23 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; acts of terrorism and political or military actions by the United States or other governments; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; higher lending risks associated with our commercial and agricultural banking activities; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; cybersecurity risks; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2023 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	June 30, 2023 (unaudited)	March 31, 2023 (unaudited)	December 31, 2022 (audited)	June 30, 2022 (unaudited)
Assets
Cash and cash equivalents	$42,969	$65,050	$35,363	$31,743
Other interest bearing deposits	—	249	249	1,505
Securities available for sale “AFS”	161,135	173,423	165,991	177,068
Securities held to maturity “HTM”	93,800	95,301	96,379	99,249
Equity investments	2,299	2,151	1,794	1,365
Other investments	16,347	17,428	15,834	14,899
Loans receivable	1,424,988	1,420,955	1,411,784	1,346,855
Allowance for credit losses	(23,164)	(22,679)	(17,939)	(16,825)
Loans receivable, net	1,401,824	1,398,276	1,393,845	1,330,030
Loans held for sale	2,394	761	—	1,172
Mortgage servicing rights, net	4,008	4,120	4,262	4,520
Office properties and equipment, net	19,827	20,197	20,493	21,589
Accrued interest receivable	5,702	5,550	5,285	4,243
Intangible assets	2,052	2,245	2,449	3,100
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,199	1,113	1,271	1,437
Bank owned life insurance (“BOLI”)	25,290	25,118	24,954	24,622
Other assets	19,493	18,240	16,719	15,567
TOTAL ASSETS	$1,829,837	$1,860,720	$1,816,386	$1,763,607
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,464,682	$1,436,793	$1,424,720	$1,400,210
Federal Home Loan Bank (“FHLB”) advances	122,530	182,530	142,530	102,030
Other borrowings	67,357	67,300	72,409	87,124
Other liabilities	9,710	9,536	9,639	9,500
Total liabilities	1,664,279	1,696,159	1,649,298	1,598,864
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,470,175, 10,482,821, 10,425,119 and 10,530,415 shares issued and outstanding, respectively	105	105	104	105
Additional paid-in capital	119,404	119,327	119,240	119,987
Retained earnings	64,926	61,720	65,400	56,928
Accumulated other comprehensive loss	(18,877)	(16,591)	(17,656)	(12,277)
Total stockholders’ equity	165,558	164,561	167,088	164,743
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,829,837	$1,860,720	$1,816,386	$1,763,607
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2023 (unaudited)	March 31, 2023 (unaudited)	June 30, 2022 (unaudited)	June 30, 2023 (unaudited)	June 30, 2022 (unaudited)
Interest and dividend income:
Interest and fees on loans	$17,960	$17,126	$14,893	$35,086	$28,660
Interest on investments	2,817	2,547	1,810	5,364	3,419
Total interest and dividend income	20,777	19,673	16,703	40,450	32,079
Interest expense:
Interest on deposits	6,162	4,348	985	10,510	2,053
Interest on FHLB borrowed funds	1,892	1,493	297	3,385	608
Interest on other borrowed funds	1,037	1,037	1,154	2,074	1,984
Total interest expense	9,091	6,878	2,436	15,969	4,645
Net interest income before provision for credit losses	11,686	12,795	14,267	24,481	27,434
Provision for credit losses	450	50	400	500	400
Net interest income after provision for credit losses	11,236	12,745	13,867	23,981	27,034
Non-interest income:
Service charges on deposit accounts	488	485	482	973	970
Interchange income	591	551	614	1,142	1,163
Loan servicing income	499	569	600	1,068	1,301
Gain on sale of loans	904	298	414	1,202	1,136
Loan fees and service charges	88	80	141	168	233
Net gains (losses) on investment securities	10	56	(75)	66	(112)
Other	333	253	196	586	394
Total non-interest income	2,913	2,292	2,372	5,205	5,085
Non-interest expense:
Compensation and related benefits	5,336	5,338	5,589	10,674	10,987
Occupancy	1,359	1,423	1,343	2,782	2,708
Data processing	1,444	1,460	1,415	2,904	2,716
Amortization of intangible assets	193	204	399	397	798
Mortgage servicing rights expense, net	148	158	195	306	(132)
Advertising, marketing and public relations	151	136	250	287	462
FDIC premium assessment	203	201	118	404	233
Professional services	306	505	368	811	770
Gains on repossessed assets, net	(9)	(29)	(2)	(38)	(9)
New market tax credit depletion	—	—	162	—	325
Other	715	725	625	1,440	1,272
Total non-interest expense	9,846	10,121	10,462	19,967	20,130
Income before provision for income taxes	4,303	4,916	5,777	9,219	11,989
Provision for income taxes	1,097	1,254	1,411	2,351	2,917
Net income attributable to common stockholders	$3,206	$3,662	$4,366	$6,868	$9,072
Per share information:
Basic earnings	$0.31	$0.35	$0.41	$0.66	$0.86
Diluted earnings	$0.31	$0.35	$0.41	$0.66	$0.86
Cash dividends paid	$—	$0.29	$—	$0.29	$0.26
Book value per share at end of period	$15.81	$15.70	$15.64	$15.81	$15.64
Tangible book value per share at end of period (non-GAAP)	$12.61	$12.48	$12.36	$12.61	$12.36
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Loan Composition
(in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$732,435	$726,748	$725,971	$702,917
Agricultural real estate	87,198	90,958	87,908	77,807
Multi-family real estate	208,211	207,786	208,908	179,929
Construction and land development	105,625	114,951	102,492	115,188
C&I/Agricultural operating:
Commercial and industrial	133,763	130,943	136,013	139,002
Agricultural operating	24,358	24,146	28,806	24,469
Residential mortgage:
Residential mortgage	119,724	110,379	105,389	88,575
Purchased HELOC loans	3,216	3,206	3,262	3,419
Consumer installment:
Originated indirect paper	8,189	9,314	10,236	12,736
Other consumer	6,487	6,728	7,150	7,785
Gross loans	$1,429,206	$1,425,159	$1,416,135	$1,351,827
Unearned net deferred fees and costs and loans in process	(2,827)	(2,689)	(2,585)	(2,338)
Unamortized discount on acquired loans	(1,391)	(1,515)	(1,766)	(2,634)
Total loans receivable	$1,424,988	$1,420,955	$1,411,784	$1,346,855

Nonperforming Assets
(in thousands, except ratios)

	June 30, 2023 (1)	March 31, 2023 (1)	December 31, 2022	June 30, 2022
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$11,359	$5,514	$5,736	$5,275
Agricultural real estate	1,712	2,496	2,742	3,169
Construction and land development	94	—	—	43
Commercial and industrial (“C&I”)	4	452	552	211
Agricultural operating	1,436	794	890	555
Residential mortgage	1,029	1,131	1,253	1,122
Consumer installment	29	23	31	59
Total nonaccrual loans	$15,663	$10,410	$11,204	$10,434
Accruing loans past due 90 days or more	492	224	246	714
Total nonperforming loans (“NPLs”)	16,155	10,634	11,450	11,148
Foreclosed and repossessed assets, net	1,199	1,113	1,271	1,437
Total nonperforming assets (“NPAs”)	$17,354	$11,747	$12,721	$12,585
Loans, end of period	$1,424,988	$1,420,955	$1,411,784	$1,346,855
Total assets, end of period	$1,829,837	$1,860,720	$1,816,386	$1,763,607
Ratios:
NPLs to total loans	1.13%	0.75%	0.81%	0.83%
NPAs to total assets	0.95%	0.63%	0.70%	0.71%

(1) Loan balances are at amortized cost.

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended June 30, 2023			Three Months Ended March 31, 2023			Three Months Ended June 30, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$24,779	$327	5.29%	$18,270	$140	3.11%	$25,195	$43	0.68%
Loans receivable	1,414,925	17,960	5.09%	1,412,409	17,126	4.92%	1,328,661	14,893	4.50%
Interest bearing deposits	5	—	—%	249	1	1.63%	1,509	8	2.13%
Investment securities (1)	264,579	2,210	3.34%	270,174	2,175	3.22%	285,332	1,593	2.23%
Other investments	17,491	280	6.42%	16,663	231	5.62%	14,969	166	4.45%
Total interest earning assets (1)	$1,721,779	$20,777	4.84%	$1,717,765	$19,673	4.64%	$1,655,666	$16,703	4.05%
Average interest bearing liabilities:
Savings accounts	$209,277	$393	0.75%	$216,169	$382	0.72%	$241,245	$131	0.22%
Demand deposits	366,037	1,752	1.92%	391,635	1,432	1.48%	410,468	257	0.25%
Money market accounts	299,201	1,774	2.38%	301,710	1,096	1.47%	323,907	277	0.34%
CD’s	293,262	2,243	3.07%	255,567	1,438	2.28%	159,578	320	0.80%
Total deposits	$1,167,777	$6,162	2.12%	$1,165,081	$4,348	1.51%	$1,135,198	$985	0.35%
FHLB advances and other borrowings	238,776	2,929	4.92%	232,166	2,530	4.42%	186,050	1,451	3.13%
Total interest bearing liabilities	$1,406,553	$9,091	2.59%	$1,397,247	$6,878	2.00%	$1,321,248	$2,436	0.74%
Net interest income		$11,686			$12,795			$14,267
Interest rate spread			2.25%			2.64%			3.31%
Net interest margin (1)			2.72%			3.02%			3.46%
Average interest earning assets to average interest bearing liabilities			1.22			1.23			1.25

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022. The FTE adjustment to net interest income included in the rate calculations totaled $0, $0 and $0 thousand for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$17,931	$467	5.25%	$30,174	$56	0.37%
Loans receivable	1,412,870	35,086	5.01%	1,316,469	28,660	4.39%
Interest bearing deposits	126	1	1.60%	1,510	15	2.00%
Investment securities (1)	266,224	4,385	3.32%	286,789	3,009	2.10%
Other investments	16,923	511	6.09%	15,112	339	4.52%
Total interest earning assets (1)	$1,714,074	$40,450	4.76%	$1,650,054	$32,079	3.92%
Average interest bearing liabilities:
Savings accounts	$213,106	$776	0.73%	$237,464	$231	0.20%
Demand deposits	378,450	3,183	1.70%	410,678	470	0.23%
Money market accounts	299,393	2,870	1.93%	311,524	492	0.32%
CD’s	270,819	3,681	2.74%	174,300	860	0.99%
Total deposits	$1,161,768	$10,510	1.82%	$1,133,966	$2,053	0.37%
FHLB advances and other borrowings	229,825	5,459	4.79%	176,139	2,592	2.97%
Total interest bearing liabilities	$1,391,593	$15,969	2.31%	$1,310,105	$4,645	0.71%
Net interest income		$24,481			$27,434
Interest rate spread			2.45%			3.21%
Net interest margin (1)			2.88%			3.35%
Average interest earning assets to average interest bearing liabilities			1.23			1.26
(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the six months June 30, 2023 and June 30, 2022. The FTE adjustment to net interest income included in the rate calculations totaled $0 and $1 thousand for the six months ended June 30, 2023 and June 30, 2022, respectively.

Key Financial Metric Ratios:

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Ratios based on net income:
Return on average assets (annualized)	0.70%	0.81%	0.99%	0.76%	1.04%
Return on average equity (annualized)	7.81%	9.03%	10.63%	8.42%	11.00%
Return on average tangible common equity[4] (annualized)	10.26%	11.85%	14.41%	11.05%	14.85%
Efficiency ratio	66%	66%	60%	66%	59%
Net interest margin with loan purchase accretion	2.72%	3.02%	3.46%	2.88%	3.35%
Net interest margin without loan purchase accretion	2.69%	2.99%	3.30%	2.85%	3.24%

Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022

GAAP earnings after income taxes	$3,206	$3,662	$4,366	$6,868	$9,072
Average assets	$1,844,196	$1,823,748	$1,764,517	$1,830,150	$1,754,722
Return on average assets (annualized)	0.70%	0.81%	0.99%	0.76%	1.04%

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP earnings after income taxes	$3,206	$3,662	$4,366	$6,868	$9,072
Average equity	$164,661	$164,426	$164,737	$164,541	$166,348
Return on average equity (annualized)	7.81%	9.03%	10.63%	8.42%	11.00%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Non-interest expense (GAAP)	$9,846	$10,121	$10,462	$19,967	$20,130
Less amortization of intangibles	(193)	(204)	(399)	(397)	(798)
Efficiency ratio numerator (GAAP)	$9,653	$9,917	$10,063	$19,570	$19,332

Non-interest income	$2,913	$2,292	$2,372	$5,205	$5,085
Loss (Gain) on investment securities	(10)	(56)	75	(66)	112
Net interest margin	11,686	12,795	14,267	24,481	27,434
Efficiency ratio denominator (GAAP)	$14,589	$15,031	$16,714	$29,620	$32,631
Efficiency ratio (GAAP)	66%	66%	60%	66%	59%

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total stockholders’ equity	$165,558	$164,561	$167,088	$164,743
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,052)	(2,245)	(2,449)	(3,100)
Tangible common equity (non-GAAP)	$132,008	$130,818	$133,141	$130,145
Ending common shares outstanding	10,470,175	10,482,821	10,425,119	10,530,415
Book value per share	$15.81	$15.70	$16.03	$15.64
Tangible book value per share (non-GAAP)	$12.61	$12.48	$12.77	$12.36

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Total stockholders’ equity	$165,558	$164,561	$167,088	$164,743
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,052)	(2,245)	(2,449)	(3,100)
Tangible common equity (non-GAAP)	$132,008	$130,818	$133,141	$130,145
Total Assets	$1,829,837	$1,860,720	$1,816,386	$1,763,607
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,052)	(2,245)	(2,449)	(3,100)
Tangible Assets (non-GAAP)	$1,796,287	$1,826,977	$1,782,439	$1,729,009
Total stockholders’ equity to total assets ratio	9.05%	8.84%	9.20%	9.34%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.35%	7.16%	7.47%	7.53%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total stockholders’ equity	$165,558	$164.561	$164,743	$165,558	$164,743
Less: Goodwill	(31,498)	(31.498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,052)	(2.245)	(3,100)	(2,052)	(3,100)
Tangible common equity (non-GAAP)	$132,008	$130.818	$130,145	$132,008	$130,145
Average tangible common equity (non-GAAP)	$131,016	$130,582	$129,939	$130,796	$131,351
GAAP earnings after income taxes	3,206	3,662	4,366	$6,868	$9,072
Amortization of intangible assets, net of tax	144	152	302	296	604
Tangible net income	$3,350	$3,814	$4,668	$7,164	$9,676
Return on average tangible common equity (annualized)	10.26%	11.85%	14.41%	11.05%	14.85%

Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.